                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Under Rule 14a-12

                GRIC COMMUNICATIONS, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                 April 14, 2000

To our stockholders:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of GRIC Communications, Inc., a Delaware corporation, to be held at the DoubleTree Hotel, 2050 Gateway Place, San Jose, California 95110, on Tuesday, May 16, 2000, at 9:30 a.m., local time.

    The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of GRIC by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          [LOGO]

                                          David L. Teichmann
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

                                     [LOGO]

                              1421 MCCARTHY BLVD.
                           MILPITAS, CALIFORNIA 95053

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GRIC Communications, Inc., a Delaware corporation (the "COMPANY" or "GRIC"), will be held at the DoubleTree Hotel, 2050 Gateway Place, San Jose, California 95110, on Tuesday, May 16, 2000, at 9:30 a.m., local time for the following purposes:

    1. To elect seven directors of the Company, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

Roger L. Peirce                        Kheng Nam Lee
Dr. Hong Chen                          Lynn Y. Liu
Thomas Denys                           Stanley J. Meresman
Dr. Yen-Son (Paul) Huang

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          David L. Teichmann
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Milpitas, California
April 14, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                           GRIC COMMUNICATIONS, INC.
                              1421 MCCARTHY BLVD.
                           MILPITAS, CALIFORNIA 95053

                            ------------------------

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                 APRIL 14, 2000

    The accompanying proxy is solicited on behalf of the Board of Directors of GRIC Communications, Inc., a Delaware corporation (the "COMPANY" or "GRIC"), for use at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Hotel, 2050 Gateway Place, San Jose, California 95110, on Tuesday, May 16, 2000 at 9:30 a.m., local time (the "MEETING"). Only holders of record of the Company's common stock (the "COMMON STOCK") at the close of business on March 31, 2000 (the "RECORD DATE") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 19,242,145 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 14, 2000. An annual report for the year ended December 31, 1999 is enclosed with the Proxy Statement.

    GRIC's principal executive offices are located at 1421 McCarthy Blvd., Milpitas, California 95035. GRIC's telephone number at that location is
(408) 955-1920.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Each share of Common Stock outstanding on the Record Date is entitled to one vote.

    Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal 2 requires for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. All votes will be tabulated by the inspector of election appointed for the Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to Proposal 2. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will not be counted in determining whether Proposal 2 has been approved.

                            EXPENSES OF SOLICITATION

    The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company (attention: David L. Teichmann, Vice President, General Counsel and Secretary) stating that the proxy is revoked, by a subsequent proxy that is signed and dated by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board of Directors of GRIC has nominated for election as directors each of the following persons to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Roger L. Peirce, Dr. Hong Chen, Thomas Denys, Dr. Yen-Son (Paul) Huang, Kheng Nam Lee, Lynn Y. Liu and Stanley J. Meresman.

    Shares represented by the accompanying proxy will be voted "for" the election of the nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. The size of the Company's Board is currently set at eight members. Except for Thomas Denys, each of the nominees is currently a director of the Company. In the event that any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the present Board may determine. Each nominee has agreed to serve as director if elected.

                                                                                           DIRECTOR
NAME OF DIRECTOR                          AGE      PRINCIPAL OCCUPATION                     SINCE
----------------                        --------   --------------------                    --------
Roger L. Peirce(1)....................     58      Chairman                                  1998

Dr. Hong Chen.........................     37      President, Chief Executive Officer,       1994
                                                   and Director

Thomas Denys..........................     32      Managing Director and Partner of L&H        --
                                                   Investment Company N.V.

Dr. Yen-Son (Paul) Huang(2)...........     54      President and Chief Executive Officer     1995
                                                   of Novas Software

Kheng Nam Lee.........................     52      President of Vertex Investments (II)      1999
                                                   Ltd

Lynn Y. Liu...........................     41      Senior Vice President, Corporate          1994
                                                   Development and Director

Stanley J. Meresman(1)(2).............     53      Retired Senior Vice President and         1997
                                                   Chief Financial Officer of Silicon
                                                   Graphics, Inc.

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    ROGER L. PEIRCE has served as our Chairman since July 1999 and as a director since March 1998. From August 1998 to March 1999, Mr. Peirce was Chairman and Chief Executive Officer of U.S. Wireless Data, a wireless point-of-sale services provider. From 1994 to June 1998, he was Group President of Merchant Services for First Data Corp., a credit card processing services company. From 1981 to 1994, he held various positions at VISA International, a credit card company, most recently as

Chief Operating Officer. Mr. Peirce holds a B.A. degree in Mathematics from San Jose State University.

    DR. HONG CHEN, one of our co-founders, has served as our Chief Executive Officer since our inception in 1994 and as our President since July 1999.
Dr. Chen also served as Chairman from 1994 to July 1999 and continues to serve as a director. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen also serves as a technical advisory board member for the Industry Technology Research Institute in Taiwan. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and Ph.D degrees in Computer Science from State University of New York at Stony Brook. Dr. Chen is married to Ms. Liu.

    THOMAS DENYS is a director nominee. Mr. Denys has served as a Managing Director and Partner of L&H Investment Company N.V. since its inception in 1998. L&H Investment Company N.V. is a shareholder of speech and language software leader Lernout & Hauspie and holds several other strategic investments in information technology companies. Mr. Denys serves on the board of directors of LanguageWare.Net and Mediaring.com Ltd. From 1992 to July 1998, he was a Senior Associate for Business and Finance at the European law firm of Loeff Claeys Verbeke. He was an Assistant Professor at the Catholic University of Leuven, Belgium between 1995 and 1998. Mr. Denys holds a Master of Law and a postgraduate degree in Finance from the Catholic University of Leuven, a Master in German Law from the University of Tubingen and DAAD and a degree in Advanced Corporate Finance from the Amsterdam Institute of Finance.

    DR. YEN-SON (PAUL) HUANG has served as a director since August 1995. Since June 1996, Dr. Huang has served as Chairman and Chief Executive Officer of Novas Software, Inc., an integrated circuit debugging company. From 1990 to May 1996, Dr. Huang was a co-founder and Vice President of Quickturn Design Systems, an integrated circuit emulation company. Dr. Huang serves on the board of directors of Quickturn Design Systems. Dr. Huang holds B.S. and M.S. degrees in Electrical Engineering from the National Chiao-Tung University in Taiwan and a Ph.D degree in Electrical Engineering from Santa Clara University.

    KHENG NAM LEE has served as a director since August 1999. Since 1983,
Mr. Lee has served Vertex Group in several capacities, including as President of Vertex Management (II) Pte Ltd., a consulting firm, since 1995. Mr. Lee holds a B.S. degree in Mechanical Engineering from Queen's University in Canada, an M.S. degree in Operations Research and System Analysis from the U.S. Naval Postgraduate School and a degree in Business Administration from the University of Singapore.

    LYNN Y. LIU, one of our co-founders, has served as our Senior Vice President, Corporate Development since January 2000, as Regional President, Asia Pacific from December 1998 to December 1999 and as a director since our inception in 1994. From our inception to November 1998, she was our Chief Operating Officer and Executive Vice President responsible for product management, network operations and engineering. From 1991 to 1994, she held the positions of architect and engineering manager at MARCorp, a multimedia library software company. Ms. Liu holds a B.S. degree in Library Science from National Taiwan University and an M.S. degree in Computer Science from State University of New York at Stony Brook. Ms. Liu is married to Dr. Chen.

    STANLEY J. MERESMAN has served as a director since August 1997. From 1989 to May 1997, Mr. Meresman was Senior Vice President and Chief Financial Officer of Silicon Graphics, Inc., a computer manufacturer. Mr. Meresman serves on the board of directors of Polycom, Inc., a teleconference and video conferencing equipment company, and a number of private companies. Mr. Meresman holds a B.S. degree in Industrial Engineering and Operations Research from the University of California at Berkeley and an M.B.A. degree from Stanford University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    BOARD OF DIRECTORS. During 1999, the Board met twelve times, including four telephone conference meetings. Dr. Hsu, Mr. Lernout and Mr. Lee attended fewer than 75%, and each of the other directors attended 75% or more, of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

    Standing committees of the Board include a Compensation Committee and an Audit Committee.

    COMPENSATION COMMITTEE. Messrs. Huang and Meresman are the current members of the Compensation Committee. The Compensation Committee met six times during 1999. The Compensation Committee: makes decisions regarding all forms of salary paid to the executive officers of the Company; makes decisions regarding the grant of all forms of bonus and stock compensation provided to executive officers of the Company; makes decisions regarding the long-term strategy of employee compensation and the types of stock and other compensation plans to be used by the Company and the shares and amounts reserved thereunder, and any other compensation matters as from time to time directed by the Board of Directors; and administers the Company's stock and option plans.

    AUDIT COMMITTEE. Messrs. Peirce and Meresman are the current members of the Audit Committee. The Audit Committee met once during 1999. The Audit Committee: meets with the Company's independent auditors to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent auditors; reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company (other than transactions subject to the review of the Compensation Committee), and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed.

VOTES REQUIRED

    Directors are elected by a plurality of the votes present in person at the Meeting or represented by proxy and entitled to vote.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

      PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Meeting will be required to ratify the selection of Ernst & Young LLP.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
      VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
  AS GRIC'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of March 31, 2000, with respect to the beneficial ownership of the Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and director nominee of GRIC, (iii) each Named Executive Officer (as defined below) and (iv) all current directors and executive officers of GRIC as a group.

                                                                           COMMON STOCK
                                                            -------------------------------------------
                                                              NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)   PERCENTAGE OF CLASS
------------------------                                    ---------------------   -------------------
Kheng Nam Lee(2)..........................................        2,698,666                14.0%
  Vertex entities
Dr. Hong Chen(3)..........................................        1,277,857                 6.6%
Dr. Ta-Lin Hsu(4).........................................          710,427                 3.7%
Thomas Denys(5)...........................................          565,479                 2.9%
Jozef Lernout(6)..........................................          561,979                 2.9%
Lynn Y. Liu(7)............................................          535,714                 2.8%
Dr. Yen-Son (Paul) Huang(8)...............................          237,833                 1.2%
Roger L. Peirce(9)........................................           86,142                   *
Christophe J. Culine(10)..................................           80,036                   *
Stanley J. Meresman(11)...................................           68,285                   *
Philip M. Sakakihara(12)..................................           67,946                   *
Joseph M. Zaelit(13)......................................           60,928                   *
All directors, director nominees and executive officers as
  a group(15 persons)(14).................................        6,465,703                33.6%

------------------------

  * Represents less than 1% of our outstanding common stock.

 (1) This table is based on information supplied by executive officers, directors, director nominees and principal stockholders of GRIC and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2000 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes 1,946,426 shares held of record by Vertex Investment (II) Ltd., 688,240 shares held of record by Vertex Technology Fund Ltd., 54,000 shares held of record by Vertex Investment International (I) Inc. and 10,000 shares subject to options exercisable within 60 days of March 31,

     2000. Mr. Lee is the President of these entities. Mr. Lee disclaims beneficial ownership of the shares held by each of the entities, except to the extent he has a pecuniary interest in these entities. The address of these entities is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256.

 (3) Includes 32,000 shares subject to options exercisable within 60 days of March 31, 2000. Does not include 535,714 shares held by Dr. Chen's spouse, Lynn Y. Liu.

 (4) Includes 696,427 shares held by Asia Pacific Growth Fund II L.P. and 10,000 shares subject to options exercisable within 60 days of March 31, 2000.
     Dr. Hsu is a member of H&Q Asia Pacific II LLC, the General Partner of Asia Pacific Growth Fund II L.P.

 (5) Includes 551,979 shares held of record by L&H Investment Company N.V., of which Mr. Denys is a Managing Director and Partner. Mr. Denys disclaims beneficial ownership of these shares.

 (6) Includes 551,979 shares held of record by L&H Investment Company N.V., of which Mr. Lernout is Co-chairman and a Managing Director, of which Mr. Lernout disclaims beneficial ownership, and 10,000 shares subject to options exercisable within 60 days of March 31, 2000.

 (7) Does not include 1,277,857 shares held by Ms. Liu's spouse, Dr. Hong Chen.

 (8) Includes 97,498 shares held of record by The Huang Revocable Living Trust dated February 7, 1996, of which Mr. Huang is a trustee.

 (9) Includes 82,142 shares subject to options exercisable within 60 days of March 31, 2000.

 (10) Includes 78,036 shares subject to options exercisable within 60 days of March 31, 2000.

 (11) Includes 35,714 shares held of record by Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T dated September 19, 1989, as amended, of which Mr. Meresman is a trustee, and 28,571 shares subject to options exercisable within 60 days of March 31, 2000.

 (12) Includes 42,714 shares held of record by the Sakakihara Family Trust dated November 25, 1992, of which Mr. Sakakihara is a trustee, 8,000 shares held of record by six family members and relatives of Mr. Sakakihara and 17,232 shares subject to options exercisable within 60 days of March 31, 2000.

 (13) Includes 1,000 shares held of record by Daniel Zaelit and 1,000 shares held of record by Joseph C. Zaelit, each a son of Mr. Zaelit, and 23,036 shares subject to options exercisable within 60 days of March 31, 2000. Mr. Zaelit disclaims beneficial ownership of the shares held by Joseph C. Zaelit.

 (14) Includes 349,407 shares subject to options exercisable within 60 days of March 31, 2000.

                               EXECUTIVE OFFICERS

    The following table sets forth information with respect to persons who served as an executive officer as of December 31, 1999.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Roger L. Peirce...........................     58      Chairman
Dr. Hong Chen.............................     37      President, Chief Executive Officer and
                                                       Director
Lynn Y. Liu...............................     41      Senior Vice President, Corporate
                                                       Development and Director
Philip M. Sakakihara......................     56      Senior Vice President, Engineering and
                                                       Network Operations
Kristin L. Steinmetz......................     40      Senior Vice President, Marketing and
                                                       Business Development
Joseph M. Zaelit..........................     54      Senior Vice President, Finance and
                                                       Administration and Chief Financial Officer
Christophe J. Culine......................     35      Regional President, Europe, Americas and
                                                       Africa
Barron B. Cox.............................     46      Vice President, Human Resources
David L. Teichmann........................     44      Vice President, General Counsel and
                                                       Secretary

    ROGER L. PEIRCE has served as our Chairman since July 1999 and as a director since March 1998. From August 1998 to March 1999, Mr. Peirce was Chairman and Chief Executive Officer of U.S. Wireless Data, a wireless point-of-sale services provider. From 1994 to June 1998, he was Group President of Merchant Services for First Data Corp., a credit card processing services company. From 1981 to 1994, he held various positions at VISA International, a credit card company, most recently as Chief Operating Officer. Mr. Peirce holds a B.A. degree in Mathematics from San Jose State University.

    DR. HONG CHEN, one of our co-founders, has served as our Chief Executive Officer since our inception in 1994 and as our President since July 1999.
Dr. Chen also served as Chairman from 1994 to July 1999 and continues to serve as a director. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen also serves as a technical advisory board member for the Industry Technology Research Institute in Taiwan. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and Ph.D degrees in Computer Science from State University of New York at Stony Brook. Dr. Chen is married to Ms. Liu.

    LYNN Y. LIU, one of our co-founders, has served as our Senior Vice President, Corporate Development since January 2000, as Regional President, Asia Pacific from December 1998 to December 1999 and as a director since our inception in 1994. From our inception to November 1998, she was our Chief Operating Officer and Executive Vice President responsible for product management, network operations and engineering. From 1991 to 1994, she held the positions of architect and engineering manager at MARCorp, a multimedia library software company. Ms. Liu holds a B.S. degree in Library Science from National Taiwan University and an M.S. degree in Computer Science from State University of New York at Stony Brook. Ms. Liu is married to Dr. Chen.

    PHILIP M. SAKAKIHARA has served as our Senior Vice President, Engineering and Network Operations since December 1998. From December 1995 to
November 1998, he was Vice President, Engineering and Worldwide Support for Prism Solutions, Inc., an enterprise software solutions company. From 1994 to December 1995, he was Vice President, Engineering for Viewstar Corporation, an enterprise software solutions company. From 1972 to 1994, Mr. Sakakihara held various senior engineering and management positions with Hewlett-Packard Company, including General Manager of the Distributed Computing Products Operation. Mr. Sakakihara holds a B.S. degree in Applied

Mathematics from San Jose State University and an M.S. degree in Applied Mathematics from Santa Clara University.

    KRISTIN L. STEINMETZ has served as our Senior Vice President, Marketing and Business Development since July 1999. From 1991 to July 1999, she served in various positions at AT&T Corporation, a global telecommunications company, most recently as Vice President of Global Services, Consumer Marketing Vice President and Director of Strategy and Business Planning. From 1989 to 1991, she held the position of Senior Management Consultant at Edgar, Dunn and Company, a consulting firm. Ms. Steinmetz holds a B.A. degree in Zoology from the University of California at Berkeley and an M.B.A. degree from Cornell University.

    JOSEPH M. ZAELIT has served as our Senior Vice President, Finance and Administration and Chief Financial Officer since January 1999. From 1993 to
June 1998, he was employed by VeriFone, Inc., a manufacturer of electronic payment equipment, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. From 1973 to 1993, Mr. Zaelit held a variety of senior financial positions at Hewlett-Packard Company, most recently as Corporate Treasury Manager. Mr. Zaelit holds a B.S. degree in Accounting and an M.B.A. degree, each from the University of Utah, and is a Certified Public Accountant in California.

    CHRISTOPHE J. CULINE has served as our Regional President, Europe, Americas and Africa since December 1998. From September 1996 to November 1998, he was our Vice President, Worldwide Sales. From 1991 to August 1996, Mr. Culine held various positions, including Vice President, Worldwide Sales and Vice President, European Sales, with NCD Software, a wholly-owned subsidiary of NCD Corporation, an Internet software company. Mr. Culine holds a diploma from EUDIL (the University of Lille) in France.

    BARRON B. COX has served as our Vice President of Human Resources since August 1999. From May 1999 to July 1999, Mr. Cox served as our Senior Director of Human Resources. From September 1997 to April 1999, he was Vice President of Human Resources at Prism Solutions. From 1993 to 1997, he was Director of Human Resources at Scios, Inc., a biopharmaceutical company. From 1988 to 1993,
Mr. Cox held various positions at Apple Computer's Enterprise Systems Division, most recently as its Director of Human Resources. From 1984 to 1988, Mr. Cox served in various human resources positions at Digital Equipment Corporation. Mr. Cox holds a B.S. degree in Political Science from Northeastern University.

    DAVID L. TEICHMANN has served as our Vice President, General Counsel and Secretary since July 1998. From October 1993 to July 1998, he served in various positions at Sybase, Inc., a software company, including Vice President, International Law as well as Director of European Legal Affairs based out of Sybase's Netherlands headquarters. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel handling legal matters in Asia-Pacific, Japan, Canada and Latin America for Tandem Computers Corporation, a computer company.
Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law & Diplomacy and a J.D. degree from the University of Hawaii School of Law.

                             EXECUTIVE COMPENSATION

OFFICER COMPENSATION

    The following table sets forth all compensation awarded to, earned by or paid for services rendered to GRIC in all capacities during the years ended December 31, 1997, 1998 and 1999 by (i) GRIC's chief executive officer,
(ii) the four other most highly compensated executive officers other than the chief executive officer who earned at least $100,000 and were serving as executive officers as of December 31, 1999 and (iii) any other executive officers who earned at least $100,000 but were no longer serving as executive officers as of December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                    ANNUAL COMPENSATION      SECURITIES
                                                  -----------------------    UNDERLYING       ALL OTHER
                                         YEAR     SALARY ($)   BONUS ($)      OPTIONS      COMPENSATION ($)
                                       --------   ----------   ----------   ------------   ----------------
Dr. Hong Chen........................    1999       206,077     79,400              --              --
  President and Chief Executive          1998       180,551         --              --              --
    Officer
                                         1997       119,425    156,250              --              --

Lynn Y. Liu..........................    1999       211,192         --              --              --
  Senior Vice President, Corporate       1998       160,490         --              --              --
  Development                            1997       107,500     26,583              --              --

Philip M. Sakakihara(1)..............    1999       200,000    160,000(2)       26,785              --
  Senior Vice President, Engineering     1998        16,667         --         178,571              --
    and
  Network Operations                     1997            --         --              --              --

Joseph M. Zaelit(3)..................    1999       182,083     54,783         187,498              --
  Senior Vice President, Finance and     1998            --         --              --              --
  Administration and Chief Financial     1997            --         --              --              --
  Officer

Christophe J. Culine(4)..............    1999       248,583         --          53,571              --
  Regional President, Europe,            1998       210,046         --              --              --
    Americas
  and Africa                             1997       188,168         --              --              --

John Jacquay(5)......................    1999       125,417    125,000              --          89,750
  Former President and Chief             1998        26,875         --         428,570              --
    Operating
  Officer                                1997            --         --              --              --

------------------------

(1) Mr. Sakakihara joined GRIC in December 1998.

(2) Includes one time sign-on bonus of $100,000 and annual incentive bonus of $60,000.

(3) Mr. Zaelit joined GRIC in January 1999.

(4) Mr. Culine's salary in 1999, 1998 and 1997 included $119,207, $100,046 and
    $88,168 in commissions, respectively.

(5) Mr. Jacquay ceased to be a GRIC employee in July 1999. He remained as a consultant through January 2000 and received consulting income in the amount of $89,750 in 1999. None of the 428,570 shares subject to the option grant made to him in 1998 had vested prior to his departure from GRIC.

    The following table sets forth further information regarding option grants to each of the Named Executive Officers during 1999. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option terms.

                             OPTION GRANTS IN 1999

                                                                                       POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED ANNUAL
                             NUMBER OF       PERCENT OF                                RATES OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                                APPRECIATION FOR
                             UNDERLYING      GRANTED TO      EXERCISE                     OPTION TERM(3)
                              OPTIONS       EMPLOYEES IN    PRICE PER    EXPIRATION   -----------------------
NAME                       GRANTED (#)(1)    1999 (%)(2)    SHARE ($)       DATE          5%          10%
----                       --------------   -------------   ----------   ----------   ----------   ----------
Dr. Hong Chen............          --              --            --             --            --           --
Lynn Y. Liu..............          --              --            --             --            --           --
Philip M. Sakakihara.....      26,785(5)         1.28          4.20         5/5/09    $  156,263   $  315,459
Joseph M. Zaelit.........     160,713(4)         7.68          2.80        2/11/09     1,015,997    1,884,353
                               26,785(5)         1.28          4.20         5/5/09       156,263      315,459
Christophe J. Culine.....      17,857(5)         0.85          4.20         5/5/09       104,178      210,310
                               35,714(6)         1.71          8.40         8/3/09       133,401      390,118
John Jacquay.............          --              --            --             --            --           --

------------------------

(1) Options were granted under GRIC's 1997 Stock Option Plan.

(2) Based on an aggregate of 2,092,438 options granted by GRIC during 1999 to employees of and consultants to GRIC, including the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) The shares vest over 50 months beginning from the Named Executive Officer's hire date. Twenty percent of the shares vest after ten months and the balance vest in equal installments over the succeeding 40 month period.

(5) The shares vest over 50 months beginning April 29, 1999.

(6) The shares vest over 50 months beginning August 3, 1999.

    The following table sets forth the number of shares acquired upon the exercise of stock options during 1999 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Executive Officers at December 31, 1999. Also reported are values of unexercised "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock on December 31, 1999 ($25.375 per share).

             AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                               OPTIONS AT                     OPTIONS AT
                          SHARES                            DECEMBER 31, 1999             DECEMBER 31, 1999
                        ACQUIRED ON                    ---------------------------   ----------------------------
NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------------   -----------   -------------   -----------   --------------
Dr. Hong Chen.........         --              --             --             --              --              --
Lynn Y. Liu...........         --              --             --             --              --              --
Philip M.
  Sakakihara..........     17,857        $391,961         29,285        158,214      $  655,110      $3,540,181
Joseph M. Zaelit......     35,892         253,029          3,750        147,856          83,907       3,306,349
Christophe J.
  Culine..............         --              --         63,751         61,248       1,565,421       1,211,432
John Jacquay..........         --              --             --             --              --              --

DIRECTOR COMPENSATION

    Except for Mr. Peirce, the Chairman of the Board of Directors, no directors currently receive any cash compensation from GRIC for their service as members of the Board of Directors. Mr. Peirce's offer letter, dated July 22, 1999, provides for an annual salary of $50,000 while serving as the Chairman of the Board of Directors. Pursuant to his offer letter, Mr. Peirce was granted an option to purchase 17,857 shares of Common Stock at $8.40 per share. This option vests at a rate of 8.3% per month over twelve months and will be fully vested on July 19, 2000.

    During January 1999, under the terms of GRIC's 1997 Stock Option Plan, options to purchase shares of Common Stock at $2.80 per share were also granted to Dr. Yen-Son (Paul) Huang (39,285 shares), Stanley Meresman (28,571 shares) and Roger Peirce (39,285 shares). All shares under these grants are immediately exercisable, subject to GRIC's right to repurchase all unvested shares at the exercise price in the event of any termination of employment of the respective director. This right of repurchase expires as to 20% percent of the shares after 10 months and thereafter in equal installments over the succeeding 40 months.

    In December 1999, under the terms of the 1999 Equity Incentive Plan, options were granted to purchase 10,000 shares of Common Stock at $14.00 per share to each of Dr. Ta-Lin Hsu, Kheng Nam Lee and Jozef Lernout, all of whom were non-employee directors who has not previously received an option grant from GRIC, in connection with their continued service as a member of the Board of Directors. All shares under these grants are immediately exercisable, subject to a right of repurchase at the exercise price. This right of repurchase expires as to 20% percent of the shares after 10 months and thereafter in equal installments over the succeeding 40 months.

    Under GRIC's 1999 Equity Incentive Plan, non-employee directors who become a member of GRIC's Board of Directors after December 14, 1999 are eligible to receive an option to purchase 10,000 shares of Common Stock. In addition, under the terms of GRIC's 1999 Equity Incentive Plan, immediately following the Meeting and each subsequent annual meeting of GRIC's stockholders, each eligible director will automatically be granted an additional option to purchase 7,500 shares of Common Stock if the director has served continuously as a member of the Board of Directors for at least one year. All shares under these grants will be immediately exercisable, subject to a right of repurchase at the exercise price. For initial grants, the right of repurchase will expire as to 20% percent of the shares after 10 months and thereafter in equal installments over the succeeding 40 months. The right of repurchase for grants subsequent to an initial grant will lapse in equal installments over 50 months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of the Board, consisting of directors Huang and Meresman, was at any time during 1999 an officer or employee of GRIC or any of its subsidiaries. No executive officer of GRIC served during 1999 or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. Dr. Chen participates in the discussions and decisions regarding salaries and incentive compensation for all executive officers of GRIC, except that Dr. Chen is excluded from discussions regarding his own salary and incentive compensation.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "COMMITTEE") of the Board of Directors currently consists of Dr. Yen-Son (Paul) Huang and Stanley J. Meresman, both of whom are outside directors of GRIC. The Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of GRIC and establishes and reviews general policies relating to compensation and benefits of employees of GRIC. The following is the report of the Committee describing compensation policies and rationale applicable to GRIC's executive officers for the fiscal year ended December 31, 1999. This Report of the Committee is required by the Securities and Exchange Commission (the "SEC") and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the Securities Exchange Act of 1934, (the "EXCHANGE ACT"), except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

COMPENSATION PHILOSOPHY AND REVIEW

    GRIC's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive Internet marketplace. Executive compensation currently consists of a base salary, annual incentive plan, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the compensation paid to GRIC's executive officers.
Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executive's compensation for deductibility under applicable tax laws.

BASE SALARIES

    Base salary levels for the Chief Executive Officer ("CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Committee in determining salary levels for the CEO and other executive officers of GRIC. Base salaries for executives are reviewed annually by the Committee.

ANNUAL INCENTIVE PLAN

    GRIC provides annual incentive bonuses for its executive officers as well as other key management employees. The annual incentive plan is intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The level of bonus is based on a percentage of the base salary for the executive officer for the year. At the beginning of each year, GRIC sets certain corporate objectives (including financial performance goals) and each individual executive officer sets his or her own personal objectives to support the achievement of the corporate objectives. At the end of the year, performance is assessed and the level of bonus payable, if any, is determined. Achievement of corporate objectives is given more weight than achievement of personal objectives for purposes of determining the annual bonus.

LONG-TERM EQUITY INCENTIVES

    GRIC provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long term performance of GRIC. Stock options are generally granted at an exercise price equal to 100% of the fair market value on the date of grant, have a ten year term and generally vest in installments over 50 months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of GRIC's Common Stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally granted in conjunction with the executive officer's acceptance of employment with GRIC. When determining the number of stock options to be awarded to an executive officer, the committee considers (i) the executive's current contribution to GRIC's performance, (ii) the executive officer's anticipated contribution in meeting GRIC's long-term strategic performance goals, (iii) prior award levels, (iv) the executive's direct ownership of GRIC's Common Stock, (v) the number of options vested and unvested, (vi) the options outstanding as percentage of total shares outstanding and (vii) comparisons to formal and informal surveys of executive stock option grants made by other Internet and computer industry companies. The Committee also reviews stock option levels for executive officers during the annual review of each officer in light of long term strategic and performance objectives and each executive's current and anticipated contributions to GRIC's future performance.

OTHER COMPENSATION

    GRIC's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including GRIC's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

CEO COMPENSATION

    Dr. Hong Chen is President, Chief Executive Oficer and a member of the Board of Directors. The Committee reviews Dr. Chen's compensation annually using the same criteria and policies as are employed for other executive officers and makes recommendations to the Board of Directors. Dr. Chen does not have an employment agreement with GRIC. The Committee recommended, and the Board of Directors approved, an increase in Dr. Chen's base salary from $180,551 in fiscal year 1998 to $206,077 in fiscal year 1999, together with a target annual incentive payment equal to 40% of base salary. This decision was based on a variety of factors, including the increasing scope and responsibility of the CEO office and comparisons of CEO compensation levels for companies of similar size and maturity. The Committee also focused on the performance of GRIC during the 1998 fiscal year in setting compensation for the 1999 fiscal year.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                       Dr. Yen-Son (Paul) Huang, Chairman
                              Stanley J. Meresman

                               PERFORMANCE GRAPH

    The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent GRIC specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for GRIC, the Nasdaq Composite Stock Market Index (US) and the Chase H&Q Internet 100 Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market (US) and the Chase H&Q Internet 100 Index from the date of GRIC's initial public offering on December 15, 1999 through December 31, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            GRIC COMMUNICATIONS, INC.  NASDAQ STOCK MARKET (U.S.)  CHASE H & Q INTERNET 100
12/15/1999                     100.00                      100.00                    100.00
12/31/1999                     181.25                      112.56                    113.64

                                                                          CUMULATIVE TOTAL
                                                                               RETURN
                                                                         -------------------
                                                                         12/15/99   12/31/99
                                                                         --------   --------
                GRIC COMMUNICATIONS, INC...............................   100.00     181.25

                NASDAQ STOCK MARKET (U.S.).............................   100.00     112.56

                CHASE H&Q INTERNET 100.................................   100.00     113.64

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From January 1, 1999 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which GRIC or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a pecuniary interest, except as described in the Executive Compensation section above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires GRIC's directors and executive officers, and persons who own more than 10% of the Common Stock ("10% STOCKHOLDERS"), to file with the SEC initial reports of ownership on a Form 3 and reports of changes in ownership of our Common Stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% Stockholders are required by SEC regulations to furnish GRIC with copies of all
Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to GRIC and written representations from the executive officers and directors, GRIC believes that all of its executive officers, directors and 10% Stockholders made all the necessary filings under
Section 16(a) during 1999, except as follows: Vertex Investment International
(I) Inc. (late Form 3 for beneficial ownership of stock), Kheng Nam Lee (late Form 4 for purchase of stock) and Philip Sakakihara (late Form 5 reporting option grant).

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's annual meeting of stockholders to be held in 2001 must be received by December 14, 2000. Stockholders wishing to bring a proposal before the annual meeting for 2001 (but not include it in the Company's proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than February 27, 2001.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          David L. Teichmann
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Milpitas, California
April 14, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                      [LOGO]

                            GRIC COMMUNICATIONS, INC.
                 1421 MCCARTHY BLVD., MILPITAS, CALIFORNIA 95053

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dr. Hong Chen and Joseph M. Zaelit, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of GRIC Communications, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of GRIC Communications, Inc. (the "MEETING") to be held on May 16, 2000 at 9:30 a.m., local time, at the DoubleTree Hotel, 2050 Gateway Place, California 95110, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE BOARD OF DIRECTOR NOMINEES AND FOR PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[See reverse side] (Continued and to be signed on reverse side)

[X] Please mark votes as in this example

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:

1.   ELECTION OF DIRECTORS.

      NOMINEES:     Roger L. Peirce                         Kheng Nam Lee
                    Dr. Hong Chen                           Lynn Y. Liu
                    Thomas Denys                            Stanley J. Meresman
                    Dr. Yen-Son (Paul) Huang

                       [ ] For                    [ ] Withhold
                           All                        From All
                           Nominees                   Nominees

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

      --------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                   [ ] For              [ ] Against         [ ] Abstain


     Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

[ ] Mark here if you plan to attend the meeting

[ ] Mark here for address change and note below

Signature:__________________________ Date: _________________

Signature:__________________________ Date: _________________


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.